Exhibit 99.1

2010-2

 Contact:                R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (January 26, 2010) – Cameron Senior Vice President and Chief Financial Officer Charles M. Sledge will appear at Credit Suisse’s 2010 Energy Summit on Wednesday, February 3, 2010.  His remarks will be available on a live webcast.
The audio of the conference presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 12:00 noon Eastern time (11:00 a.m. Central).  The presentation will be archived on Cameron’s website for one week beginning the day after the live webcast.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###
Website: www.c-a-m.com